                                                                      Exhibit  n

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Independent Accountant" and to the use of our report dated April 5, 2000, on our audit of the financial statements of The Oxbow Fund, LLC as of March 1, 2000 and for the initial period then ended, included in The Oxbow Fund, LLC Registration Statement (Form N-2) for the Registration of Limited Liability Company Units, of The Oxbow Fund, LLC.

/s/ Moss Adams LLP

Tacoma, Washington

April 5, 2000